EXHIBIT 99.1

      BANKERS TRUST NEW YORK CORPORATION AND ALEX. BROWN INCORPORATED
             UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                   (IN MILLIONS, EXCEPT PER SHARE DATA)



     The following Unaudited Pro Forma Combined Statements of Income for the three months ended March 31, 1997 and 1996, and for each of the three years ended December 31, 1996 and the Unaudited Pro Forma Combined Balance Sheet as of March 31, 1997 give effect to the pending merger (the "Merger") of Alex. Brown Incorporated ("Alex. Brown") into Bankers Trust New York Corporation ("BTNY") accounted for as a pooling of interests as if the Merger had occurred on the dates indicated. The pro forma information is based on the historical consolidated financial statements of BTNY and Alex. Brown and their subsidiaries after giving effect to the pro forma adjustments described in the Notes to the Pro Forma Combined Financial Statements.

     This information should be read in conjunction with the historical consolidated financial statements of Alex. Brown and the historical consolidated financial statements of BTNY. The effect of merger and related restructuring charges expected to be taken in connection with the Merger have not been reflected in the pro forma combined financial statements as efforts by BTNY and Alex. Brown continue to refine the actual amount of such charges (see Notes to Unaudited Pro Forma Combined Financial Statements). The pro forma financial data do not give effect to the anticipated cost savings and revenue enhancement opportunities that could result from the Merger. The pro forma financial data are not necessarily indicative of the results that actually would have occurred had the Merger been consummated on the dates indicated or that may be obtained in the future.

      BANKERS TRUST NEW YORK CORPORATION AND ALEX. BROWN INCORPORATED
             UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                   (IN MILLIONS, EXCEPT PER SHARE DATA)

                                    For the Three Months Ended March 31,1997
                                  BTNY          AB       Pro Forma  Pro Forma
                              Historical  Historical  Adjustments   Combined
                                                (a)        (a, d)

NET INTEREST REVENUE
  Interest revenue                $1,645        $ 36           $-     $1,681
  Interest expense                 1,337          12                   1,349
NET INTEREST REVENUE                 308          24                     332
Provision for credit losses            -           -                       -
NET INTEREST REVENUE AFTER
 PROVISION FOR CREDIT LOSSES         308          24                     332
NONINTEREST REVENUE
  Trading                            279          32                     311
  Fiduciary and funds management     208          23                     231
  Corporate finance fees             140          75                     215
  Other fees and commissions          79          60                     139
  Net revenue from equity investment
   transactions                       44           3                      47
  Securities available for sale gains 14           -                      14
  Insurance premiums                  63           -                      63
  Other                               41           5                      46
Total noninterest revenue            868         198                   1,066
NONINTEREST EXPENSES
  Salaries and commissions           237          68                     305
  Incentive compensation and employee
   benefits                          322          54                     376
  Agency and other professional
   service fees                       87           3                      90
  Communication and data services     45           6                      51
  Occupancy, net                      37           6                      43
  Furniture and equipment             50           4                      54
  Travel and entertainment            25           5                      30
  Provision for policyholder benefits 68           -                      68
  Other                               64          25                      89
Total noninterest expenses           935         171                   1,106
Income before income taxes           241          51                     292
Income taxes                          72          20                      92
NET INCOME                        $  169        $ 31           $-     $  200

NET INCOME APPLICABLE TO
 COMMON STOCK                     $  156        $ 31           $-     $  187

EARNINGS PER COMMON SHARE:
  PRIMARY                          $1.89       $1.23                $1.81(c)

  FULLY DILUTED                    $1.89       $1.10                $1.76(c)

Cash dividends declared
  per common share                 $1.00       $.170                $1.00(c)

Average common and common equivalent
 shares outstanding - primary     82.784      25.294              103.778(c)

Average common and common
 equivalent shares
 outstanding assuming full dilution 82.898    29.079              107.034(c)

See Notes to Unaudited Pro Forma Combined Financial Statements.

      BANKERS TRUST NEW YORK CORPORATION AND ALEX. BROWN INCORPORATED
             UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                   (IN MILLIONS, EXCEPT PER SHARE DATA)

                                   For the Three Months Ended March 31, 1996
                                  BTNY          AB       Pro Forma  Pro Forma
                              Historical  Historical  Adjustments   Combined
                                                (a)        (a, d)

NET INTEREST REVENUE
  Interest revenue                $1,590        $ 33           $-     $1,623
  Interest expense                 1,377          12                   1,389
NET INTEREST REVENUE                 213          21                     234
Provision for credit losses            5           -                       5
NET INTEREST REVENUE AFTER
 PROVISION FOR CREDIT LOSSES         208          21                     229
NONINTEREST REVENUE
  Trading                            247          53                     300
  Fiduciary and funds management     183          17                     200
  Corporate finance fees              86         102                     188
  Other fees and commissions          87          53                     140
  Net revenue from equity investment
   transactions                       21           6                      27
  Securities available for sale gains 15           -                      15
  Insurance premiums                  62           -                      62
  Other                               49           7                      56
Total noninterest revenue            750         238                     988
NONINTEREST EXPENSES
  Salaries and commissions           201          66                     267
  Incentive compensation and employee
   benefits                          227          80                     307
  Agency and other professional
   service fees                       60           3                      63
  Communication and data services     46           5                      51
  Occupancy, net                      37           5                      42
  Furniture and equipment             41           4                      45
  Travel and entertainment            18           4                      22
  Provision for policyholder benefits 72           -                      72
  Other                               59          25                      84
Total noninterest expenses           761         192                     953
Income before income taxes           197          67                     264
Income taxes                          59          26                      85
NET INCOME                        $  138        $ 41           $-     $  179

NET INCOME APPLICABLE TO
 COMMON STOCK                     $  123        $ 41           $-     $  164

EARNINGS PER COMMON SHARE:
  PRIMARY                          $1.52       $1.67                 $1.62(c)

  FULLY DILUTED                    $1.51       $1.48                 $1.57(c)

Cash dividends declared
 per common share                  $1.00       $.133                $1.00(c)

Average common and common equivalent
 shares outstanding - primary     80.896      24.316              101.078(c)

Average common and common
 equivalent shares outstanding
 assuming full dilution           81.560      28.009              104.808(c)

See Notes to Unaudited Pro Forma Combined Financial Statements.

      BANKERS TRUST NEW YORK CORPORATION AND ALEX. BROWN INCORPORATED
             UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                   (IN MILLIONS, EXCEPT PER SHARE DATA)

                                       For the Year Ended December 31,1996
                                  BTNY          AB       Pro Forma  Pro Forma
                              Historical  Historical  Adjustments   Combined
                                                (a)        (a, d)

NET INTEREST REVENUE
  Interest revenue                $6,366        $142           $-     $6,508
  Interest expense                 5,400          51                   5,451
NET INTEREST REVENUE                 966          91                   1,057
Provision for credit losses            5           -                       5
NET INTEREST REVENUE AFTER
 PROVISION FOR CREDIT LOSSES         961          91                   1,052
NONINTEREST REVENUE
  Trading                            846         168                   1,014
  Fiduciary and funds management     783          78                     861
  Corporate finance fees             507         415                     922
  Other fees and commissions         343         206                     549
  Net revenue from equity investment
   transactions                      211          19                     230
  Securities available for sale gains 75           -                      75
  Insurance premiums                 230           -                     230
  Other                              204          32                     236
Total noninterest revenue          3,199         918                   4,117
NONINTEREST EXPENSES
  Salaries and commissions           867         288                   1,155
  Incentive compensation and employee
   benefits                          951         264                   1,215
  Agency and other professional
   service fees                      311          19                     330
  Communication and data services    193          21                     214
  Occupancy, net                     150          22                     172
  Furniture and equipment            171          16                     187
  Travel and entertainment            97          19                     116
  Provision for policyholder benefits 280          -                     280
  Other                              268         101                     369
Total noninterest expenses         3,288         750                   4,038
Income before income taxes           872         259                   1,131
Income taxes                         260         105                     365
NET INCOME                        $  612        $154           $-     $  766

NET INCOME APPLICABLE TO
 COMMON STOCK                     $  561        $154           $-     $  715

EARNINGS PER COMMON SHARE:
  PRIMARY                          $6.78       $6.28                $6.93(c)

  FULLY DILUTED                    $6.74       $5.51                $6.71(c)

Cash dividends declared per
 common share                      $4.00       $.637               $4.00(c)

Average common and common equivalent
 shares outstanding - primary     82.766      24.563              103.153(c)

Average common and common
 equivalent shares outstanding
  assuming full dilution          83.259      28.470              106.889(c)

See Notes to Unaudited Pro Forma Combined Financial Statements.

      BANKERS TRUST NEW YORK CORPORATION AND ALEX. BROWN INCORPORATED
             UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                   (IN MILLIONS, EXCEPT PER SHARE DATA)

                                     For the Year Ended December 31,1995
                                  BTNY          AB       Pro Forma  Pro Forma
                              Historical  Historical  Adjustments   Combined
                                                (a)        (a, d)

NET INTEREST REVENUE
  Interest revenue                $5,886        $103           $-     $5,989
  Interest expense                 5,069          36                   5,105
NET INTEREST REVENUE                 817          67                     884
Provision for credit losses           31           -                      31
NET INTEREST REVENUE AFTER
 PROVISION FOR CREDIT LOSSES         786          67                     853
NONINTEREST REVENUE
  Trading                            341         140                     481
  Fiduciary and funds management     697          55                     752
  Corporate finance fees             398         293                     691
  Other fees and commissions         314         177                     491
  Net revenue from equity investment
   transactions                      146           7                     153
  Securities available for
   sale gains                        180           -                     180
  Insurance premiums                 234           -                     234
  Other                              113          34                     147
Total noninterest revenue          2,423         706                   3,129
NONINTEREST EXPENSES
  Salaries and commissions           804         241                   1,045
  Incentive compensation and employee
   benefits                          640         192                     832
  Agency and other professional
   service fees                      318          17                     335
  Communication and data services    184          20                     204
  Occupancy, net                     152          25                     177
  Furniture and equipment            162          15                     177
  Travel and entertainment            88          16                     104
  Provision for policyholder
   benefits                          271           -                     271
  Other                              229          89                     318
  Provision for severance
   -related costs                     50           -                      50
Total noninterest expenses         2,898         615                   3,513
Income before income taxes           311         158                     469
Income taxes                          96          62                     158
NET INCOME                        $  215        $ 96           $-     $  311

NET INCOME APPLICABLE TO
  COMMON STOCK                    $  164        $ 96           $-     $  260

EARNINGS PER COMMON SHARE:
  PRIMARY                          $2.03       $4.11                $2.59(c)

  FULLY DILUTED                    $2.02       $3.60                $2.53(c)

Cash dividends declared
 per common share                  $4.00       $.516               $4.00(c)

Average common and common equivalent
 shares outstanding - primary     80.923      23.267              100.135(c)

Average common and common
 equivalent shares  outstanding
  assuming full dilution          81.095      27.192              103.664(c)

See Notes to Unaudited Pro Forma Combined Financial Statements.

      BANKERS TRUST NEW YORK CORPORATION AND ALEX. BROWN INCORPORATED
             UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                   (IN MILLIONS, EXCEPT PER SHARE DATA)

                                       For the Year Ended December 31,1994
                                  BTNY          AB       Pro Forma  Pro Forma
                              Historical  Historical  Adjustments   Combined
                                                (a)        (a, d)

NET INTEREST REVENUE
  Interest revenue                $5,030        $ 66           $-     $5,096
  Interest expense                 3,858          22                   3,880
NET INTEREST REVENUE               1,172          44                   1,216
Provision for credit losses           25           -                      25
NET INTEREST REVENUE AFTER
 PROVISION FOR CREDIT LOSSES       1,147          44                   1,191
NONINTEREST REVENUE
  Trading                            465         121                     586
  Fiduciary and funds management     740          43                     783
  Corporate finance fees             431         197                     628
  Other fees and commissions         325         143                     468
  Net revenue from equity investment
   transactions                      109          19                     128
  Securities available for sale gains 72           -                      72
  Insurance premiums                 183           -                     183
  Other                              148          17                     165
Total noninterest revenue          2,473         540                   3,013
NONINTEREST EXPENSES
  Salaries and commissions           774         196                     970
  Incentive compensation and employee
   benefits                          724         132                     856
  Agency and other professional
   service fees                      268           8                     276
  Communication and data services    176          18                     194
  Occupancy, net                     146          20                     166
  Furniture and equipment            163          12                     175
  Travel and entertainment           109          14                     123
  Provision for policyholder benefits 205          -                     205
  Other                              186          66                     252
Total noninterest expenses         2,751         466                   3,217
Income before income taxes           869         118                     987
Income taxes                         254          47                     301
NET INCOME                        $  615        $ 71           $-     $  686

NET INCOME APPLICABLE TO
  COMMON STOCK                    $  587        $ 71           $-     $  658

EARNINGS PER COMMON SHARE:
  PRIMARY                          $7.17       $3.06                $6.51(c)

  FULLY DILUTED                    $7.17       $2.70                $6.33(c)

Cash dividends declared per
 common share                      $3.70       $.450               $3.70(c)

Average common and common equivalent
 shares outstanding - primary     81.825      23.124              101.018(c)

Average common and common
 equivalent shares outstanding
  assuming full dilution          81.865      26.982              104.260(c)

See Notes to Unaudited Pro Forma Combined Financial Statements.

      BANKERS TRUST NEW YORK CORPORATION AND ALEX. BROWN INCORPORATED
                UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               (IN MILLIONS)

                                                    At March 31, 1997
                                    BTNY          AB     Pro Forma  Pro Forma
                               Historical Historical  Adjustments   Combined
                                                (a)        (a, d)
ASSETS
Cash and due from banks         $  1,607     $   72       $    -   $  1,679
Interest-bearing deposits in banks 2,581          -                   2,581
Federal funds sold                 1,195          -                   1,195
Sec. purch. under resale
  agreements                      22,273         43                  22,316
Securities borrowed               13,963        282                  14,245
Trading assets:
 Government securities            11,686        135                  11,821
 Corporate debt securities         8,460         48                   8,508
 Equity securities                 7,021         40                   7,061
 Swaps, options & other
  derivatives                     11,222          -                  11,222
 Other trading assets              9,072          8                   9,080
  Total trading assets            47,461        231                  47,692
Securities available for sale      7,986          -                   7,986
Loans, net of allowance for credit
 losses of $758                   17,221         61                  17,282
Customer receivables                  80      1,502                   1,582
Accounts receivable &
 accrued interest                  3,147        115                   3,262
Other assets                       5,464        247                   5,711
Total                           $122,978     $2,553       $    -   $125,531

LIABILITIES
Noninterest-bearing deposits
  Domestic offices              $  2,803     $    -       $    -   $  2,803
  Foreign offices                  1,052          -                   1,052
Interest-bearing deposits
  Domestic offices                12,365          -                  12,365
  Foreign offices                 19,369          -                  19,369
Total deposits                    35,589          -                  35,589
Trading liabilities:
 Securities sold, not yet purchased
  Government securities            3,943         43                   3,986
  Equity securities                4,935         15                   4,950
  Other trading liabilities          431         12                     443
 Swaps, options & other
  derivatives                     11,177          -                  11,177
   Total trading liabilities      20,486         70                  20,556
Securities loaned and securities sold
 under repurchase agreements      21,995        581                  22,576
Other short-term borrowings       20,224         96                  20,320
Accounts payable and
 accrued expenses                  3,836        259                   4,095
Other liabilities, including allowance
 for credit losses of $200         3,179        636                   3,815
Long-term debt not included in
 risk-based capital                7,955        209                   8,164
Long-term debt included in
 risk-based capital                3,164          -                   3,164
Mandatorily redeemable capital
 securities of subsidiary trusts
 holding solely junior subordinated
 deferrable interest debentures
 included in risk-based capital    1,469          -                   1,469
Total liabilities                117,897      1,851                 119,748
STOCKHOLDERS' EQUITY
Preferred stock                      704          -                     704
Common stock                          84          2         19(c)       105
Capital surplus                    1,349        147       (19)(c)     1,477
Retained earnings                  3,512        553                   4,065
Common stock in treasury, at cost   (527)         -                    (527)
Other stockholders' equity           (41)         -                     (41)
Total stockholders' equity         5,081        702            -      5,783
Total                           $122,978     $2,553       $    -   $125,531

See Notes to Unaudited Pro Forma Combined Financial Statements.

      BANKERS TRUST NEW YORK CORPORATION AND ALEX. BROWN INCORPORATED
        NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


(a) Alex. Brown's and BTNY's historical financial statements have been reclassified to conform to the current presentation.

(b) In connection with the Merger, it is estimated that nonrecurring merger and related restructuring charges will be recognized upon consummation of the Merger. These charges are expected to result from severance expenses to be incurred in connection with anticipated staff reductions, other merger-related expenses, such as costs to eliminate redundant back office and other operations of BTNY and Alex. Brown, and direct costs of the Merger.

     The effect of the proposed nonrecurring charges have not been reflected in the pro forma combined financial statements, as efforts by BTNY and Alex. Brown to refine the actual amount of such charges are ongoing.

     The pro forma combined financial statements do not reflect expected cost savings, nor do they reflect any estimates of revenue enhancements that could be realized as a result of the Merger.

(c) It is assumed that the Merger will be accounted for on a pooling of interests accounting basis and the related pro forma adjustments to the common stock and capital surplus accounts at March 31, 1997 reflect an exchange of approximately 21 million shares of BTNY Common Stock,(using the Exchange Ratio of .83) for approximately 25 million outstanding shares of Alex. Brown Common Stock, at March 31, 1997.

     Pro forma combined cash dividends declared per common share represents BTNY's historical amounts.

     For the earnings per common share calculations, the pro forma combined average common and common equivalent shares outstanding (primary and assuming full dilution) reflects the exchange of BTNY Common Stock (using the Exchange Ratio of .83) for the outstanding shares of Alex. Brown
Common Stock.

(d) Transactions between BTNY and Alex. Brown are not material in relation to the pro forma combined financial statements and, therefore, intercompany balances have not been eliminated from the pro forma combined amounts.